As filed with the Securities and Exchange Commission on March 18, 2011
Registration No. 333-_____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RUDOLPH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	22-3531208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Rudolph Road, PO Box 1000 Flanders, NJ	07836
(Address of Principal Executive Offices)	(Zip code)
RUDOLPH TECHNOLOGIES, INC. 2009 STOCK PLAN
RUDOLPH TECHNOLOGIES, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)
PAUL F. McLAUGHLIN
Chairman and Chief Executive Officer
RUDOLPH TECHNOLOGIES, INC.
One Rudolph Road, PO Box 1000
Flanders, NJ 07836
(973) 691-1300
(Name, address including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value, to be issued under the Rudolph Technologies, Inc. 2009 Stock Plan	752,768 (2)	$9.61 (4)	$7,234,100.48	$839.88
Common Stock $0.001 par value, to be issued under the Rudolph Technologies, Inc. 2009 Employee Stock Purchase Plan	300,000 (3)	$9.61 (4)	$2,883,000.00	$334.72
Total	1,052,768		$10,117,100.48	$1,174.60

1.
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Rudolph Technologies, Inc. (the "Registrant") which become issuable under the Rudolph Technologies, Inc. 2009 Stock Plan, as amended (the "2009 Stock Plan"), and the Rudolph Technologies, Inc. 2009 Employee Stock Purchase Plan, as amended (the "2009 ESPP"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

2.
Represents 752,768 shares of the Registrant's Common Stock (i) previously reserved but not issued pursuant to awards granted under the Registrant's 1999 Stock Plan and not subject to any awards granted thereunder, (ii) subject to stock options or similar awards granted under the Registrant's 1999 Stock Plan that expired or otherwise terminated, or that may expire or otherwise terminate, without having been exercised in full, and (iii) issued pursuant to awards granted under the Registrant's 1999 Stock Plan that were, or may be, forfeited to or repurchased by the Registrant.

3.	Represents the automatic annual increase to the number of shares of the Registrant's Common Stock reserved for issuance under the 2009 ESPP in the amount of 300,000 shares on January 1, 2011.

4.
Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee of shares of the Registrant's Common Stock reserved for future issuance under the 2009 Stock Plan and 2009 ESPP. The computation is based on the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ Global Select Market on March 15, 2011.

PART I
Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*
*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

•	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 28, 2011.

•
The Registrant's Current Report on Form 8-K filed with the Commission on January 31, 2011 and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant's latest Annual Report on Form 10-K referred to above, provided that any portions of such reports that are deemed furnished and not filed pursuant to the instructions to Form 8-K shall not be incorporated by reference into this Registration Statement.

•
The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed on November 5, 1999, pursuant to Section 12 of the Exchange Act and including any amendment or report filed for the purpose of updating such description.

•
The description of Series A Junior Participating Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed June 28, 2005 and including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered and registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents, except as to any portion of any Current Report furnished under an Item of Form 8-K that is not deemed filed under such provisions. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
The Registrant's certificate of incorporation contains a provision permitted under the Delaware General Corporation Law ("DGCL") that eliminates a director's personal liability to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty, except in certain circumstances including: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock repurchase or redemption as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
The Registrant's bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law. The Registrant's bylaws also permit the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the DGCL.
The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in connection with any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant.
The Registrant maintains an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the full text of the Registrant's certificate of incorporation, bylaws and the indemnification agreements referenced above.

Item 7. Exemption from Registration Claimed
Not applicable.

Item 8. Exhibits

4.1(1)	Restated Certificate of Incorporation of Registrant
4.2(2)	Restated Bylaws of Registrant
4.3(3)	Amendment to Restated Bylaws of Registrant
4.4(4)	Rights Agreement
5.1	Opinion of Day Pitney LLP, as to legality of securities being registered
10.1(5)	Rudolph Technologies, Inc. 2009 Stock Plan
10.2(6)	Rudolph Technologies, Inc. 2009 Employee Stock Purchase Plan
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Day Pitney LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of the Registration Statement hereto)

(1) Exhibit 4.1 is incorporated by reference to Exhibit 3.1(c) to the Registrant's Registration Statement on Form S-1, as amended, No. 333-86821, filed with the Commission on October 5, 1999.
(2) Exhibit 4.2 is incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on August 1, 2007, No. 000-27965.
(3) Exhibit 4.3 is incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on February 2, 2009, No. 000-27965.
(4) Exhibit 4.4 is incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A, filed with the Commission on June 28, 2005, No. 000-27965.
(5) Exhibit 10.1 is incorporated by reference to Appendix A of the Registrant's revised Proxy Statement on Form DEFR14A, filed with the Commission on May 8, 2009.
(6) Exhibit 10.2 is incorporated by reference to Appendix B of the Registrant's revised Proxy Statement on Form DEFR14A, filed with the Commission May 8, 2009.

Item 9. Undertakings
(a) The Registrant hereby undertakes:
1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Rudolph Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flanders, State of New Jersey, on this 18th day of March, 2011.

RUDOLPH TECHNOLOGIES, INC.
By: /s/ Paul F. McLaughlin
Paul F. McLaughlin
Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Rudolph Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Paul F. McLaughlin and Steven R. Roth, and each of them individually, the lawful attorneys-in-fact and agents, each with full power of substitution or re-substitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Paul F. McLaughlin	Chairman and Chief Executive Officer (Principal Executive Officer)	March 18, 2011
Paul F. McLaughlin

/s/ Steven R. Roth	Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2011
Steven R. Roth

/s/ Leo Berlinghieri	Director	March 18, 2011
Leo Berlinghieri

/s/ Daniel H. Berry	Director	March 18, 2011
Daniel H. Berry

/s/ Thomas G. Greig	Director	March 18, 2011
Thomas G. Greig

/s/ Richard F. Spanier	Director	March 18, 2011
Richard F. Spanier

/s/ Aubrey C. Tobey	Director	March 18, 2011
Aubrey C. Tobey

/s/ John R. Whitten	Director	March 18, 2011
John R. Whitten

INDEX TO EXHIBITS

Exhibit Number
4.1(1)	Restated Certificate of Incorporation of Registrant
4.2(2)	Restated Bylaws of Registrant
4.3(3)	Amendment to Restated Bylaws of Registrant
4.4(4)	Rights Agreement
5.1	Opinion of Day Pitney LLP, as to legality of securities being registered
10.1(5)	Rudolph Technologies, Inc. 2009 Stock Plan
10.2(6)	Rudolph Technologies, Inc. 2009 Employee Stock Purchase Plan
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Day Pitney LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of the Registration Statement hereto)

(1) Exhibit 4.1 is incorporated by reference to Exhibit 3.1(c) to the Registrant's Registration Statement on Form S-1, as amended, No. 333-86821, filed with the Commission on October 5, 1999.
(2) Exhibit 4.2 is incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on August 1, 2007, No. 000-27965.
(3) Exhibit 4.3 is incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on February 2, 2009, No. 000-27965.
(4) Exhibit 4.4 is incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A, filed with the Commission on June 28, 2005, No. 000-27965.
(5) Exhibit 10.1 is incorporated by reference to Appendix A of the Registrant's revised Proxy Statement on Form DEFR14A, filed with the Commission on May 8, 2009.
(6) Exhibit 10.2 is incorporated by reference to Appendix B of the Registrant's revised Proxy Statement on Form DEFR14A, filed with the Commission May 8, 2009.